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Exhibit 5.1

[Letterhead of Debevoise & Plimpton LLP]

September 8, 2008

Granahan McCourt Acquisition Corporation
179 Stony Brook Road
Hopewell, New Jersey 08525

Registration Statement on Form S-4
File No. 333-150848
of Granahan McCourt Acquisition Corporation

Ladies and Gentleman:

        We have acted as special counsel to Granahan McCourt Acquisition Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-4 (File No. 333-150848 ) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of Common Stock, par value $0.0001 per share, of the Company (the "Shares") issuable in connection with the proposed merger (the "Merger") of Satellite Merger Corp. ("Merger Sub"), a Georgia corporation and wholly owned subsidiary of the Company, with and into Pro Brands International, Inc. ("PBI"), pursuant to the Agreement and Plan of Merger, dated as of April 24, 2008, among the Company, Merger Sub, PBI and the stockholders of PBI party thereto, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 3, 2008, among the Company, Merger Sub, PBI and the stockholders of PBI party thereto (as so amended, the "Merger Agreement").

        In rendering the opinion expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of such opinion, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, and (iv) the legal capacity of all natural persons executing documents. We have also assumed that all relevant corporate actions heretofore taken by the Company will remain in full force and effect and after the date hereof no such corporate action shall have been amended or rescinded and no action inconsistent or in conflict with any such corporate action shall have been taken by or on behalf of the Company and the number of Shares issued by the Company in accordance with the terms of the Merger Agreement at any time after the closing date of the Merger will not exceed the number of authorized but unissued shares of Common Stock that the Company has the authority to issue under its certificate of incorporation at such time.

        Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, upon approval of the Merger and the terms of the Merger Agreement by the requisite vote of the stockholders of the Company and PBI and when the Merger has been consummated and the Shares are issued and delivered by the Company in accordance with the terms of the Merger Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

        We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws, as currently in effect.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ DEBEVOISE & PLIMPTON LLP

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  Exhibit 5.1